Exhibit 3.5

FLORIDA DEPARTMENT OF STATE Division of Corporations June 9, 2022 CORPORATE ACCESS, INC. Re: Document Number P06000140411 The Articles of Amendment to the Articles of Incorporation of VESTIAGE, INC., a Florida corporation, were filed on June 8, 2022. Should you have any questions regarding this matter, please telephone (850) 245 - 6050, the Amendment Filing Section. Claretha Golden Regulatory Specialist 11 Division of Corporations Letter Number: 522A00012896 www.sunbiz.org Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

Articles of Amendment to Articles of Incorporation of Vestiage, Inc. 2022 JUN - 8 AM 9: 16 P06000140411 (Name of Corporation as currently filed with the Florida Dept. of State},, - , :· :.: .. ,• . - - .. _, . :: ,. •·•. - T , .._,_. - .,,,._,,.,.._' · • J!h t.. TALLl· :it \ !:: fC:, FL (Document Number of Corporation (if known) Pursuant to the provisions of section 607 . 1006 , Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation : A. If amending name. enter the new name of the corporation: The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp . ," "Inc . ," or Co . ," or the designation "Corp," "Inc," or "Co" . A professional corporation name must contain the word "chartered, " "professional association, " or the abbreviation "P . A . " B. Enter new principal office address. if applicable: (Principal office address MUST BE A STREET ADDRESS) C. Enter new mailing address. if applicable: (Mailing address MAY BE A POST OFFICE BOX) D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address: Name o(New Registered Agent (Florida street address) New Registered Offece Address: , Florida. (City) (Zip Code) New Registered Agent's Signature. if changing Registered Agent: I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position. Signature of New Registered Agent, if changing Check if applicable Ƒ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

Change Add 1) Remove Change 2) Add Remove Change Add 3) Remove Change 4) Add Remove Change Add 5) Remove Change 6) Add Remove If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added : (Attach additional sheets, if necessary) Please note the officer/director title by the first letter of the office title : P = President ; V= Vice President ; T= Treasurer ; S= Secretary ; D= Director ; TR= Trustee ; C = Chairman or Clerk ; CEO = Chief Executive Officer ; CFO = Chief Financial Officer . If an officer/director holds more than one title, list the first letter of each office held . President, Treasurer, Director would be PTD . Changes should be noted in the following manner . Currently John Doe is listed as the PST and Mike Jones is listed as the V . There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S . These should be noted as John Doe, PT as a Change, Mike Jones, Vas Remove, and Sally Smith, SV as an Add. Example: X Change PT John Doe y XRemove Mike Jones _X Add Sally Smith Type of Action (Check One) Title

E. If amending or adding additional Articles, enter change{s) here: (Attach additional sheets, if necessary). (Be specific) Certificate of Designation for Convertible Series D Preferred Stock, par value $.001 convertible and voting rights: 1,000 common shares for each share of Convertible Series D Preferred Stock held. see attachment F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate NIA)

VESTIAGE, INC. ARTICLE IV shall be amended by adding at the end thereof the following: "Effective at the close of business on June 6, 2022 the Corporation hereby fixes and determines the designation of the number of shares and the rights, preferences, privileges and restrictions relating to the Preferred Shares, as follows: (a) Designation. A class of Series Preferred Stock shall be designated the Convertible Series D Preferred Stock [the "Series D Stock"]. (b) Authorized Shares . The number of authorized shares of Series D Stock shall be 10,000,000 (Ten Million) shares with a par value of $.001. (c) Liguidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to Holders of senior capital stock, if any, the Holders of Series D Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of junior capital stock, including Common Stock, an amount equal to $.001 per share [the "Liquidation Preference"]. If upon such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the Holders of the Series D Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of the Corporation shall be distributed ratably among the Holders of the Series D Stock and parity capital stock, if any. Neither the consolidation or merger of the Corporation nor the sale, lease or transfer by the Corporation of all or a part of its assets shall be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Section (c). (d) Dividends. The Series D Stock is not entitled to receive any dividends in any amount during which such shares are outstanding. (e) Conversion Rights. Each share of Series D Stock shall be convertible, at the option of the Holder, into 1,000 (One Thousand) fully paid and non - assessable shares of the Corporation's Common Stock. The foregoing conversion calculation shall be hereinafter referred to as the "Conversion Ratio." (i) Conversion Procedure. Upon written notice to the Holder, the Holder shall effect conversions by surrendering the certificate(s) representing the Preferred Series D Stock to be converted to the Corporation, together with a form of conversion notice satisfactory to the Corporation, which shall be irrevocable. Not later than five [5] business days after the conversion date, the Corporation will deliver to the Holder, (i) a certificate or certificates, which shall be subject to restrictive legends, representing the number of shares of Common Stock being acquired upon the conversion; provided, however, that the Corporation shall not be obligated to issue such certificates until the Series D Stock is delivered to the Corporation. If the Corporation does not deliver such certificate(s) by the date required under this paragraph (e) (i), the Holder shall be entitled by written

. ;. notice to the Corporation at any time on or before receipt of such certificate(s), to receive 100 Series D Stock shares for every week the Corporations fails to deliver Common Stock to the Holder. (ii) Adjustments on Stock Splits, Dividends and Distributions . If the Corporation, at any time while any Series D Stock is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock [whether payable in shares of its Common Stock or of capital stock of any class], (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue reclassification of shares of Common Stock for any shares of capital stock of the Corporation, the Conversion Ratio shall be adjusted by multiplying the number of shares of Common Stock issuable by a fraction of which the numerator shall be the number of shares of Common Stock of the Corporation outstanding after such event and of which the denominator shall be the number of shares of Common Stock outstanding before such event. Any adjustment made pursuant to this paragraph (e)(iii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. Whenever the Conversion Ratio is adjusted pursuant to this paragraph, the Corporation shall promptly mail to the Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment. (iii) Adjustments on Reclassifications, Consolidations and Mergers. In case of reclassification of the Common Stock, any consolidation or merger of the Corporation with or into another person, the sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each Holder of Series D Stock then outstanding shall have the right thereafter to convert such Series D Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by Holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Series D Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this paragraph (e)(iv) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges. (iv) Fractional Shares: Issuance Expenses. Upon a conversion of Series D Stock, the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock but shall issue that number of shares of Common Stock rounded to the nearest whole number. The issuance of certificates for shares of Common Stock on conversion of Series D Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the

Holder, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. (f) Voting Rights. Except as otherwise expressly provided herein or as required by law, the Holders of shares of Series D Stock shall be entitled to vote on any and all matters considered and voted upon by the Corporation's Common Stock. The Holders of the Series D Stock shall be entitled to 1,000 (One Thousand) votes per share of Series D Stock. (g) Reservation of Shares of Common Stock . The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series D Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Series D Stock, such number of shares of Common Stock as shall be issuable upon the conversion of the outstanding Series D Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding Series D Stock, the Corporation will take such corporate action necessary to increase its authorized shares of Common Stock to such number as shall be sufficient for such purpose. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and non - assessable. All other aspects of Article IV shall remain unchanged. IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to the Articles of Incorporation to be signed by Rhonda Keaveney, its Chief Executive Officer, this 6 th day of June 2022 . Rhonda Keaveney Chief Executive Officer

The date of each amendment(s) adoption: , if other than the date this document was signed. Effective date if applicable: (no more than 90 days after amendment file date) Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records. Adoption of Amendment(s) (CHECK ONE) !!!!I The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required. D The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval. D The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s): ''The number of votes cast for the amendment(s) was/were sufficient for approval by - -------------------------- " (voting group) June 7, 2022 Dated Signatur R' (By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary) Rhonda Keaveney (Typed or printed name of person signing) CEO (Title of person signing)